Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United

States Code)

In connection with the attached Report of Pearl Mutual Funds (the “Funds”) on Form N-CSR to be filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Funds does hereby certify that, to the best of such officer’s knowledge:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations as of, and for the periods, presented in the Report.

Dated: March 6, 2006

/s/ Robert H. Solt
Robert H. Solt
Executive Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer

Dated: March 6, 2006

/s/ David M. Stanley
David M. Stanley
President, Chief Executive Officer, Chief Legal Officer and Assistant Secretary